UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 1, 2015

Date of report

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Purchase Agreement

On July 1, 2015, Patterson Companies, Inc. (“Patterson”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Lanai Holdings III, Inc., a Delaware corporation and affiliate of Madison Dearborn Partners, LLC (the “Buyer”). Pursuant to the Stock Purchase Agreement, Buyer will acquire all of the outstanding shares of common stock, par value $0.01 per share, of Patterson Medical Holdings, Inc. (“Patterson Medical”), a Delaware corporation and wholly owned subsidiary of Patterson, for a purchase price of approximately $715 million in cash.

The Stock Purchase Agreement includes customary representations, warranties and covenants of each party, some of which survive closing for a period of time. The transaction is expected to close in the second fiscal quarter of 2016, subject to customary closing conditions, including authorization from governmental authorities and the truth and accuracy of certain representations and warranties.

Buyer has obtained equity and debt financing commitments, the aggregate proceeds of which are expected to be sufficient for Buyer to pay all amounts due at closing. In addition, Madison Dearborn Capital Partners VII-A, L.P., Madison Dearborn Capital Partners VII-C, L.P. and Madison Dearborn Capital Partners VII Executive-A, L.P. have delivered a limited guaranty in favor of Patterson. The Stock Purchase Agreement provides that Buyer will pay a termination fee of $35.75 million to Patterson as an exclusive remedy if the Stock Purchase Agreement is terminated under certain qualifying circumstances.

In connection with, and as a condition to closing, the Stock Purchase Agreement contemplates that Patterson will enter into a transition services agreement with Patterson Medical, pursuant to which Patterson Medical will pay Patterson to provide, among other things, certain information technology, distribution, facilities, finance, tax and treasury, human resources and sales and marketing services for a limited period of time after closing.

The above description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson’s ability to control. Forward-looking statements generally can be identified by words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements that describe the proposed transaction, including its financial impact, and other statements of management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Patterson or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the transactions contemplated by the Stock Purchase Agreement and the satisfaction of the conditions precedent to consummation of such transactions, including the ability to secure regulatory approvals at all or in a timely manner; and the other risks and important factors contained and identified in Patterson’s filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this Form 8-K speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

Item 8.01	OTHER EVENTS

On July 1, 2015, Patterson issued a press release announcing that it had entered into the Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

2.1	Stock Purchase Agreement between Patterson Companies, Inc. and Lanai Holdings III, Inc. dated July 1, 2015.*

99.1	Press release of Patterson Companies, Inc., dated July 1, 2015.

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: July 1, 2015	By:	/s/ Ann B. Gugino
Ann B. Gugino

Executive Vice President, Chief Financial Officer and Treasurer

(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement between Patterson Companies, Inc. and Lanai Holdings III, Inc. dated July 1, 2015.*

99.1	Press release of Patterson Companies, Inc., dated July 1, 2015.

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any omitted schedules upon request.